Exhibit 99.2

LETTER TO STOCKHOLDERS ISSUED BY DIAMONDBACK ENERGY, INC.

Midland, TX (August 4, 2025)

Diamondback Stockholders,

This letter is meant to be a supplement to our earnings release and is being furnished to the Securities and Exchange Commission (SEC) and released to our stockholders simultaneously with our earnings release. Please see the information regarding forward-looking statements and non-GAAP financial information included at the end of this letter.

Before we begin, we are deeply saddened by the tragic Texas flooding last month and grieve with the impacted families and communities. While there are many global tragedies we have chosen not to speak about as a company, this unimaginable event hit close to home as many friends and colleagues in the oil and gas business and our communities in Texas have been directly impacted. We know the strength and resilience of Americans, especially Texans, will bring healing to the unimaginable burdens brought on by this tragedy. We offer our unwavering support and extend our heartfelt condolences and ongoing prayers for recovery and healing to all those affected.

Macro Update
Last quarter we wrote a detailed letter that highlighted the macroeconomic environment and our opinion of the evolution of the shale revolution in the United States. The comments received significant attention, a lot of industry and investor support, as well as a healthy amount of pushback.

Since the publishing of that letter, most of the macro uncertainty we discussed remains. We continue to believe that, at current oil prices, U.S. shale oil production has likely peaked and activity levels in the Lower 48 will remain depressed. The U.S. oil-directed rig count has declined by approximately 60 rigs this year (59 rigs in the second quarter alone) and the Permian Basin active completion crew count has declined to around 70 active crews, down over 25% from 2024.

Fortunately, the likelihood of a massive oil supply glut combined with an oil demand shock seems to have dissipated (on the demand side), but the projected increase in global oil supply in the second half of this year is hard to ignore. Although projections are often incorrect in this sector, particularly when consensus is uniformly bullish or bearish (in this case bearish), we still believe we are approaching a yellow light to pull from last quarter’s "stop light" analogy.

Therefore, we have set up our business for the rest of 2025 to hold oil volumes flat while cutting CAPEX, maintain one of the highest Drilled but Uncompleted wells (“DUC”) balances in the industry and use Free Cash Flow to pay down debt and continue repurchasing shares. This will allow us to maintain flexibility for a green or a red light in the short term. But, a green light is eventually inevitable given we believe current oil prices are unsustainable over the long term.

2025 Guidance Update
Last quarter, we cut our full year 2025 capital budget by 10% to $3.4 - $3.8 billion (from $3.8 - $4.2 billion) due to our concerns around macroeconomic uncertainty and our preference for Free Cash Flow generation over volume growth in an oversupplied market. With volatility and uncertainty persisting, we see no compelling reason to increase activity this year. Therefore, due to the combination of continued efficiency gains, synergies from our Endeavor merger and lower service costs, we are reducing our 2025 capital budget by another $100 million from the prior midpoint (~3%), to $3.4 - $3.6 billion.

We dropped four rigs in the second quarter, reducing our activity from 17 rigs to 13 rigs. We currently expect to run 13 to 14 rigs and five completion crews the rest of this year to execute on our capital and operating plan. Notably, due to capital efficiency improvements on the drilling side and better than expected volume performance, we expect to drill ~30 more gross wells and complete ~10 fewer wells than our last update, all while reducing capex. This results in a smaller than expected DUC drawdown and allows us to keep a DUC balance that provides for operational flexibility and the ability to increase production quickly when the oil market inevitably calls for growth barrels.

On the volume side, we are narrowing our annual oil production guidance to 485 - 492 MBO/d (moving midpoint up by 1 MBO/d) and increasing our annual BOE guidance by 2% to 890 - 910 MBOE/d. We have seen overall better gas capture beginning in the second quarter. In particular, we have seen improved capture and liquids yields in Martin County since Energy Transfer took over operations after acquiring West Texas Gas last year. They continue to invest in expanded gas processing capacity in one of our busiest areas of operation and long-haul egress out of the basin, something we support 100%.

Second Quarter Operational Performance
Oil production for the second quarter averaged 496 MBO/d (920 MBOE/d), near the top end of our 485 - 500 MBO/d (866 - 900 MBOE/d) guidance range. Capital expenditures were $864 million, near the midpoint of our $800 - $900 million guidance range.

Our operations team continues to exceed expectations and push the limits of efficiency, posting record‑low drilling and completion cycle times while delivering some of the longest wells in Company (and Texas) history. Our drilling team drilled the longest well in Diamondback history, and the fifth longest well in Texas history, reaching a total depth of 31,035 feet. A couple weeks ago, they drilled a 10,000 foot lateral, spud to total depth, in 4 days flat.

Our completions organization is also setting new efficiency benchmarks. In the second quarter, our completions crews averaged over 3,900 completed lateral feet per day, a Company quarterly record. We continue to test ways to maximize efficiency and reduce costs in all facets of the organization, fighting the headwinds of lower commodity prices and increased steel prices due to tariffs directly increasing our casing costs. We expect casing costs to increase almost 25% through the course of 2025, raising the breakeven cost of nearly every well drilled in the United States this year.

Thanks to our team’s relentless focus on cost discipline, cash operating costs fell to $10.10/BOE this quarter with Lease Operating Expense (“LOE”) of just $5.26/BOE. We expect LOE to increase slightly in the second half of the year but have been pleased to see additional operational synergies in the field compared to our initial cost expectations post closing the Endeavor merger. There is a significant opportunity to increase production, manage downtime and lower costs on the production side of the business. As more wells are drilled, we see a focus on the production tail becoming a significant priority.

Second Quarter Financial Performance and Return of Capital
We generated $1.7 billion of net cash provided by operating activities in the second quarter, translating to $1.2 billion of Free Cash Flow and $1.3 billion of Adjusted Free Cash Flow. We remain committed to our stockholder return program by returning approximately $691 million to stockholders in the second quarter through our base dividend and stock repurchases, equating to ~52% of Adjusted Free Cash Flow. In the second quarter, we repurchased approximately 3.0 million shares for ~$398 million, equating to a weighted average price of $133.15 per share. Through the first half of 2025, we have repurchased a total of 6.6 million shares for $973 million, an aggressive pace compared to prior years as the Company has grown and leaned into buybacks over other forms of return of capital. This underscores our conviction that our share price is still meaningfully below its intrinsic value, presenting an attractive, accretive opportunity to deploy capital. Notably, our repurchase strategy has brought our current outstanding share count back to the level we held prior to announcing the Double Eagle acquisition earlier this year.

To date in the third quarter, we have repurchased 1,669,115 shares for approximately $238 million at a weighted average price of $142.45. Importantly, on July 31st our Board approved an incremental $2.0 billion increase to our share repurchase authorization program, lifting our total buyback approval to $8.0 billion ($4.5 billion executed to date).

Balance Sheet
Consolidated net debt rose by roughly $2.8 billion in conjunction with the close of the Double Eagle acquisition on April 1st. In May, after closing the Viper Drop‑Down, we retired our $900 million term loan maturing this September. We exited the quarter with approximately $15.3 billion of consolidated gross debt and $15.1 billion of consolidated net debt. Looking ahead, we expect to continue reducing net debt through Free Cash Flow generation and proceeds from non-core asset sales.

Additionally, we repurchased $252 million in aggregate principal amount of our longer dated bonds at a weighted average price of 76.8% of par (~$196 million) in the second quarter due to the increase in long dated treasury rates. This approach to debt repurchases mirrors our approach on the equity side, opportunistically repurchasing at a value discount.

Non-Core Asset Sales
In July, we realized net proceeds of approximately $130 million from the previously announced sale of our 10% interest in the BANGL pipeline. Shortly thereafter, we executed a definitive agreement with an affiliate of Riverbend Energy Group to divest certain non‑operated properties in the Delaware Basin for approximately $138 million. This deal is expected to close in the third quarter, subject to customary closing conditions.

Additionally, we have made considerable progress on hitting our $1.5 billion non-core asset sale target and look forward to providing the market a comprehensive update soon.

Closing
In closing, this is my first quarterly letter after formally moving into the CEO role at our annual meeting in May. It has been an eventful first quarter with the business evolving at a rapid pace, but that should be expected at Diamondback Energy and is not a departure from my last nine years at the Company. While the shoes I have stepped into are big, I have an incredible support system with Travis as Exec Chair, a cohesive management team, a strong Board and the best employees in the business. As stockholders, you should continue to expect to see three things out of Diamondback: best in class execution, low-cost operations and transparency.

Thank you for your interest in Diamondback Energy.

Sincerely,

Kaes Van't Hof
Chief Executive Officer and Director

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com

Forward-Looking Statements:

This letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits or other effects of strategic transactions (including the Endeavor merger, the recently completed Double Eagle acquisition, Viper Drop-Down and other acquisitions or divestitures); the expected amount and timing of synergies from the Endeavor merger; and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this letter, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions; changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers, and any resulting trade tensions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of conflicts in the Middle East and other regions on the global energy markets and geopolitical stability; instability in the financial markets; concerns over a potential economic slowdown or recession; inflationary pressures on the costs of products or services used in our operations due to the imposition of tariffs or otherwise; higher interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change; those risks described in Item 1A of Diamondback’s Annual Report on Form 10-K, filed with the SEC on February 26, 2025, and those risks disclosed in its subsequent filings on Forms 10-Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this letter or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Non-GAAP Financial Measures

This letter includes financial information not prepared in conformity with generally accepted accounting principles (GAAP), such as Free Cash Flow and Adjusted Free Cash Flow. The non-GAAP information should be considered by the reader in addition to, but not instead of, financial information prepared in accordance with GAAP. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable GAAP financial measures can be found in Diamondback's quarterly results posted on Diamondback's website at www.diamondbackenergy.com/investors/. Furthermore, this letter includes or references certain forward-looking, non-GAAP financial measures. Because Diamondback provides these measures on a forward-looking basis, it cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP financial measures, such as future impairments and future changes in working capital. Accordingly, Diamondback is unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measures. Diamondback believes that these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing Diamondback's forecasted financial performance to the forecasted financial performance of other companies in the industry.